CONSOLIDATED BALANCE SHEETS                           U S WEST, Inc.
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                                          December 31,  December 31,
In millions                                      1999          1998
----------------------------------------  -----------   -----------

ASSETS
Current assets:
 Cash and cash equivalents                    $    78       $    49
 Accounts receivable, net                       2,455         1,743
 Receivable from Global Crossing Ltd.
 sale of investment                             1,140             -
 Inventories and supplies                         272           197
 Deferred directory costs                          85           274
 Deferred tax asset                                46           151
 Prepaid and other                                116            78
                                               ------        ------
   Total current assets                         4,192         2,492

Property, plant and equipment - net            16,404        14,908
Investments                                     1,234            63
Other assets - net                              1,386           944
                                               ------        ------
   Total assets                               $23,216       $18,407
                                               ======        ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term debt                              $ 2,882       $ 1,277
 Accounts payable                               1,700         1,347
 Accrued expenses                               1,840         1,702
 Advance billings and deposits                    344           370
                                               ------        ------
   Total current liabilities                    6,766         4,696


Long-term debt                                 10,189         8,642
Postretirement and other postemployment
 benefit obligations                            2,890         2,643
Deferred taxes, credits and other               2,116         1,671

Stockholders' equity                            1,255           755
                                               ------        ------
   Total liabilities and
      stockholders' equity                    $23,216       $18,407
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